Exhibit 99.3

FIRST AMENDMENT TO

TERM LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (this “First Amendment”), dated as of July 29, 2016, is by and among (i) MINES MANAGEMENT, INC., an Idaho corporation (the “Borrower”), NEWHI, INC., a Washington corporation (“Newhi”), MONTANORE MINERALS CORP., a Delaware corporation (“MMC”), MONTMIN RESOURCES CORP., a Delaware corporation (“MRC”), MONTANORE MINERALS WISCONSIN CORP., a Delaware corporation (“MMWC” and together with MMC, MRC and Newhi, the “Guarantors” and the Guarantors together with the Borrower, the “Loan Parties”) and (ii) HECLA MINING COMPANY, a Delaware corporation, (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to the Term Loan and Security Agreement, dated as of May 23, 2016 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Loan Agreement” and, as amended by this Amendment and as the same may be further amended, supplemented, amended or restated or otherwise modified from time to time, the “Loan Agreement”), among the Loan Parties and the Lender, the Lender has made provided certain loans to the Borrower; and

WHEREAS, the parties hereto desire to amend the Existing Loan Agreement in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I

DEFINITIONS

SUBPART 1.1 Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this First Amendment, including its preamble and recitals, have the meanings provided in the Loan Agreement.

PART II

AMENDMENTS TO EXISTING LOAN AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Loan Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect.

SUBPART 2.1 Amendments.

(a) Amendment to Section 2.1. Section 2.1 of the Existing Loan Agreement is amended by deleting clause (i) thereof in its entirety and replacing it with the following:

“(i) September 30, 2016,”

(b) Amendment to Article XI. Article XI of the Existing Agreement is hereby amended by replacing the reference to “[Merger Sub]” in the definition of “Merger Agreement” with “HL Idaho Corp.”.

(c) Amended and Restated Schedule 1.5(a). Schedule 1.5(a) of the Existing Loan Agreement is amended by deleting the entire Schedule 1.5(a) in its entirety and replacing it with the Schedule 1.5(a) attached hereto as Annex A-1.

PART III

AFFIRMATION AND CONSENT

SUBPART 3.1 Affirmation and Consent. Each of the Loan Parties confirms that it has received a copy of this First Amendment and restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement and the other Transaction Documents to which it is a party, effective as of the date hereof, after giving effect to this First Amendment.

PART IV

CONDITIONS TO EFFECTIVENESS

SUBPART 4.1 Amendment Effective Date. This First Amendment shall be and become effective as of the date (the “First Amendment Effective Date”) when the last of all of the conditions set forth in this Part IV shall have been satisfied.

SUBPART 4.2 Execution of Counterparts of First Amendment. The Lender shall have received counterparts satisfactory to the Lender of this First Amendment, which collectively shall have been duly executed on behalf of the Borrower, each of the other Loan Parties and the Lender.

SUBPART 4.3 Representations and Warranties. The representations and warranties contained in Subpart 5.4 shall be true and correct in all material respects (and, to the extent any of such representations and warranties are qualified by materiality in their own right, such representations and warranties shall be true and correct in all respects) on and as of the First Amendment Effective Date.

PART V

MISCELLANEOUS

SUBPART 5.1 Cross-References. References in this First Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this First Amendment.

SUBPART 5.2 Instrument Pursuant to Existing Loan Agreement. This First Amendment is a Transaction Document executed pursuant to the Existing Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Loan Agreement.

SUBPART 5.3 References in Other Loan Documents. At such time as this First Amendment shall become effective pursuant to the terms of Part IV, all references in the Transaction Documents to the “Loan Agreement” shall be deemed to refer to the Loan Agreement as amended by this First Amendment.

SUBPART 5.4 Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants that (a) it has the requisite power and authority to execute, deliver and perform this First Amendment, (b) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this First Amendment, (c) the representations and warranties contained in Article IV of the Loan Agreement and applicable to such Loan Party are true and correct in all material respects (and, to the extent any of such representations and warranties are qualified by materiality in their own right, such representations and warranties shall be true and correct in all respects) on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (d) no Default or Event of Default exists under the Loan Agreement on and as of the date hereof after giving effect to the amendments contained herein.

SUBPART 5.5 Counterparts. This First Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this First Amendment by telecopy or other electronic transmission shall be effective as an original and shall constitute a representation that an original will be delivered.

SUBPART 5.6 Full Force and Effect; Limited Amendment. Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Loan Agreement and the Transaction Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Loan Agreement or any other Transaction Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lender under the Existing Loan Agreement or any of the Transaction Documents.

SUBPART 5.7 Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

SUBPART 5.8 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

* * * * *

Each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	MINES MANAGEMENT, INC.

	By:	/s/ Glenn M. Dobbs
		Name:	Glenn M. Dobbs
		Title:	Chief Executive Officer

GUARANTORS:	MONTANORE MINERALS CORP.

	By:	/s/ Glenn M. Dobbs
		Name:	Glenn M. Dobbs
		Title:	Chief Executive Officer

NEWHI INC.

	By:	/s/ Glenn M. Dobbs
		Name:	Glenn M. Dobbs
		Title:	Chief Executive Officer

MONTMIN RESOURCES CORP.

	By:	/s/ Glenn M. Dobbs
		Name:	Glenn M. Dobbs
		Title:	Chief Executive Officer

MONTANORE MINERALS WISCONSIN CORP

	By:	/s/ Glenn M. Dobbs
		Name:	Glenn M. Dobbs
		Title:	Chief Executive Officer

Signature Page to First Amendment

HECLA MINING COMPANY, as Lender

By:	/s/ David C. Sienko
	Name:	David C. Sienko
	Title:	Vice President & General Counsel

Signature Page to First Amendment